UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

PEOPLES FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

Stilwell Activist Investments, L.P. Stilwell Value Partners VII, L.P. Stilwell Activist Fund, L.P. Stilwell Value LLC Joseph Stilwell Megan Parisi Stewart F. Peck
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Joseph Stilwell and certain affiliated entities (collectively, “Stilwell”), together with the other participants named herein, have filed a definitive proxy statement and accompanying GREEN universal proxy card (the “Definitive Proxy Materials”) with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of Stilwell’s highly-qualified director nominee at the 2026 annual meeting of stockholders (the “Annual Meeting”) of Peoples Financial Corporation, a Mississippi corporation (the “Company”).

On March 24, 2026, Stilwell mailed the following letter to the Company’s stockholders:

Stilwell Activist Investments, L.P.

111 BROADWAY • 12TH FLOOR

NEW YORK, NY 10006

(787) 985-2194

INFO@STILWELLGROUP.COM

March 24, 2026

Dear Fellow PFBX Owner,

Chevis Swetman has overseen our Bank for decades. Here’s what he’s done for PFBX:

At year-end 2006, our Bank had $98.2 million in equity.1 In 2020, our Bank had $94.9 million in equity.2 Last year, our Bank had $100.7 million in equity3 (not including a big loss on its securities portfolio).4 So, in two decades, shareholder equity increased less than 1% per year—while Chevis took home many millions of dollars for himself.5

Rather than the moniker, Peoples, “serving those in our Mississippi Gulf Coast community,”6 why not state the truth: Peoples, “serving the Swetmans and their cronies, year-in and year-out, for decades”?

Now, that would be truthful.

Please vote the GREEN CARD for our nominee today.

Respectfully,

Megan Parisi
(787) 985-2194
mparisi@stilwellgroup.com

You can vote by telephone, online or by signing and dating the enclosed GREEN proxy card and returning it in the postage-paid envelope.

If you have any questions, require assistance in voting your GREEN proxy card, or need additional copies of our proxy materials, please contact Okapi Partners at the phone numbers or email listed below.

Okapi Partners LLC

Attn: Mr. Jeremy Provost
1212 Avenue of the Americas, 17th Floor
New York, NY 10036

+ 1 (212) 297-0720 (Main)
+ 1 (844) 343-2625 (Toll-Free)
Email: info@okapipartners.com

1 PFBX’s Form 10-K filed on March 16, 2007, Exhibit 13, p. 10. Total shareholders’ equity: $98,232,695.

2 PFBX’s Form 10-K filed on March 29, 2021, p. 50. Total shareholders’ equity: $94,866K.

3 PFBX’s Form 10-K filed on March 18, 2026, p. 34. Total shareholders’ equity: $100,667K.

4 PFBX’s Form 10-K filed on March 18, 2026, p. 34.  Held to maturity securities “HTM” carrying amount: $91,083K; HTM fair value: $82,435K; Difference in HTM carrying amount vs. HTM fair value as of December 31, 2021: ($8,648K).

5 (A) PFBX’s Form 14-A filed on March 18, 2026, p. 35. Total compensation awarded to Chevis Swetman “Compensation table”: $310,326 for 2025, and $369,440 for 2024. (B) PFBX’s Form 14-A filed on March 20, 2024, p.37. Compensation table: $378,538 for 2023, and $345,977 for 2022. (C) PFBX’s Form 14-A filed on March 25, 2022, p. 20. Compensation table: $368,107 for 2021, and $293,122 for 2020. (D) PFBX’s Form 14-A filed on March 13, 2020, p. 16. Compensation table: $293,100 for 2019, and $288,433 for 2018. (E) PFBX’s Form 14-A filed on March 14, 2018, p. 15. Compensation table: $315,892 for 2017, and $341,375 for 2016. (F) PFBX’s Form 14-A filed on March 15, 2016, p. 16. Compensation table: $339,590 for 2015, and $354,416 for 2014. (G) PFBX’s Form 14-A filed on March 18, 2014, p. 16. Compensation table: $352,018 for 2013, $474,152 for 2012, and $506,388 for 2011. (H) PFBX’s Form 14-A filed on March 16, 2011, p. 15. Compensation table: $485,143 for 2010, $487,746 for 2009, and $543,296 for 2008. (I) PFBX’s Form 14-A filed on March 17, 2008, p. 7. Compensation table: $516,430 for 2007, and $422,870 for 2006. Sum of Total compensation for years 2006 to 2025 = $7,786,359.

6 PFBX’s 2025 Annual Shareholder Letter filed on March 18, 2026.

STILWELL STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ ITS DEFINITIVE PROXY MATERIALS AS THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN STILWELL’S PROXY SOLICITATION. STILWELL’S DEFINITIVE PROXY MATERIALS ARE AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT HTTPS://WWW.SEC.GOV.